EXHIBIT 10.1

                            Agreement with Management




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                                    AGREEMENT

We, Tenth Business Service Group, Inc., a Florida corporation, do agree with you, our president, director and management, Michael T. Williams, as of May 1, 1999, as follows.

o We will not sell any securities prior to the location of an acquisition or merger candidate.

o The costs of identifying, investigating, and analyzing business combinations not obtained from the merger fee paid to us by the acquisition candidate will be paid with funds contributed as a capital contribution by our president. Management will fund our cash requirements until an acquisition is closed. Management has placed no cap on the amount of funds they will lend.

o We may not borrow funds and use the loan proceeds to make payments to any officer, director, promoter or affiliate or associate of us.

o We will not enter into a business combination with any company which is in any way wholly or partially beneficially owned by any officer, director, promoter or affiliate or associate of us.

o We will not pay a finder's fee to any member of management for locating a merger or acquisition candidate.

o No member of management intends to or may seek and negotiate for the payment of finder's fees.

o Other fees may be paid to our management if and only if it is agreed by the acquisition candidate in the merger agreement. Any such fee will be funded by a fee the acquisition candidate agrees to pay as part of the merger agreement. There is no minimum or maximum amount of fee that can be paid. The amount will be determined in arms'-length negotiations in the merger agreement.

o The only other pecuniary benefit to be received by management is the retention of a to-be-agreed percent of stock after the acquisition closes. There is no minimum or maximum amount of stock which can be retained. The amount will be determined in arms'-length negotiations in the merger agreement.

o Except as described above, we will not utilize any other methods of payments by which management or current shareholders receive funds, stock, other assets or anything of value whether tangible or intangible

Tenth Business Service Group, Inc.,
a Florida corporation



By: /s/ Michael T. Williams ______________________
Michael T. Williams; president, director and management

/s/ Michael T. Williams
Michael T. Williams

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